EXHIBIT 2.1



   CONTRACT FOR DISCONTINUATION OF COMPANY PARTICIPATIONS AND OTHER AGREEMENTS

By this present instrument and in the best legal form, Messrs. TOUMA SAMIR MAKDASSI ELIAS, Brazilian, married, businessman, holder of Identification Card Number RG 14.151.118, registered with the CPF under number 021.923.568-62, residing in this Capital of the State of Sao Paulo at Rua Jose Maria Lisboa, number 207, 8th floor, Jardim Paulista; ARTHUR CEZAR FALCAO, Brazilian, married, attorney, holder of Identification Card number RG 1.491.862, registered with the CPF under number 001.164.408-72, residing in this Capital of the State of Sao Paulo at Rua Irere 1474, Planalto Paulista; RUI JOSE ARRUDA CAMPOS, Brazilian, married, engineer, holder of Identification Card number RG 2.824.065, registered with the CPF under number 008.062.698-04, residing in this Capital of the State of Sao Paulo at Alameda dos Uapes number 801, Planalto Paulista; FAIZ MAKDISI ILYAS, Brazilian, married, economist, holder of Identification card number RG 25.993.438-0, registered with the CPF under number 128.171.958-76, in this action represented by Mr. Touma Samir Makdassi Elias, as qualified above; and GHATTAS MAKDASSI ELIAS, Brazilian, married, merchant, holder of Identification Card number RG 14.151.116-3, registered with the CPF under number 014.576.908-96, residing at Rua Batatais number 324, apartment 112; in the quality of SELLERS, hereinafter referred to as such;

MICROTEC HOLDING USA, INC., a company duly constituted under the laws of the State of Nevada, in the United States of America, registered with the IRS under number 86-0878691, with headquarters at 1475 Terminal Way, Suite E, Reno, Nevada, USA, in this action represented by Mr. GEORGES ST. LAURENT III, American, single, business administrator, holder of passport number 044.215.108
- USA, holder of Permanent Residency Registration for Foreigners, conferred on December 4, 1995, according to copy of DOU attached and registered with the CPF under number 051.541.497-26, residing in the city of Ilheus, State of Bahia, Rua E, no number, Quadra Industrial Q, Lote 5/6, in the quality of PURCHASER, hereinafter designated as such; and

VITECH AMERICA, INC., a company duly constituted under the laws of the State of Florida in the United States of America, under number P93000045800, with headquarters at 8807 N. W. 23rd Street, Miami, Florida, USA, in this action represented by Mr. GEORGES ST. LAURENT III, American, single, business administrator, holder of passport number 044.215.108 - USA, holder of Permanent Residency Registration for Foreigners, conferred on December 4, 1995, according to copy of DOU attached and registered with the CPF under number 051.541.497-26, residing in the city of Ilheus, State of Bahia, Rua E, no number, Quadra Industrial Q, Lote 5/6; MICROTEC SISTEMAS IND. COM. S.A., with headquarters in the city of Cotia, State of Sao Paulo, at Rua Howard Archibald Acheson Jr., number 393, Moinho Velho, registered with the CGC under number 45.169.406/0001-30, in this action, according to its Social Statutes, represented by Messrs. Touma Samir Makdassi Elias and Rui Jose Arruda Campos, as qualified above; and MICROHOLD PARTICIPACOES E EMPREENDIMENTOS S/C LTDA., with headquarters in the city of Cotia, State of Sao Paulo, at Rua Howard Archibald Acheson Jr., number 393, 1st floor, Moinho Velho, registered with the CGC under number 67.003.806/0001-04, in this action, according to its Social Contract, represented by Messrs. Touma Samir Makdassi Elias and Arthur Cezar Falcao, as qualified above, in the quality of assenting mediators, hereinafter designated, respectively, VITECH, MICROTEC and MICROHOLD.


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CONSIDERING that:

The SELLERS are owners, free and unencumbered of any obligations, debts or burdens of any kind, of 9,446 (nine thousand, four hundred and forty six) shares of MICROHOLD ("SHARES"), representing 100% of the Social Capital of this company, and in this quality they fully exercise the stock control of MICROHOLD, without any restrictions, and of 40 (forty) common nominal shares of MICROTEC ("SHARES ENTITLED BY THE SELLERS"), representing 0.00006% of the voting social capital of MICROTEC, with the purpose of participating in their Administrative Council;

MICROHOLD, in its turn, is the owner, free and unencumbered of any obligations, debts or burdens of any kind, of 58,999,960 (fifty eight million, nine hundred and ninety nine thousand, nine hundred and sixty) nominal common shares, representing 99.99994% of the voting social capital of MICROTEC, and of 1,769,193 (One million, seven hundred and sixty nine thousand, one hundred and ninety three) preferred nominal shares, representing 32.91%(thirty two and ninety one one hundredths percent) of the non-voting capital of MICROTEC, which added to each other total 60,769,153 (sixty million, seven hundred and sixty nine thousand, one hundred and fifty three) shares of MICROTEC ("SHARES ENTITLED BY MICROHOLD"), and which, in this quality, fully exercise the stock control of MICROTEC, without any restriction;

MICROHOLD is a holding company whose purpose is to be the title holder of the MICROTEC shares and thereby control its activities;

The PURCHASER plans to assume control of MICROTEC through the acquisition of the SHARES ENTITLED BY THE SELLERS and of the SHARES ENTITLED BY MICROHOLD;

VITECH is controlled by the PURCHASER, this being an instrument for the better rationalization and execution of VITECH'S business.

The three parties have, between themselves, agreed and contracted to the following:

FIRST CLAUSE - By this instrument, in the best legal form, the SELLERS, with the assent and express participation of MICROHOLD and MICROTEC, yield and transfer to the PURCHASER the total of the STOCK and SHARES ENTITLED BY THE SELLERS for the price, in Reais, of the equivalent of US$ 13,950,000 (Thirteen Million, Nine Hundred and Fifty Thousand U.S. Dollars), using the value of the sale of commercial dollar on the date of payment for the conversion rate.

FIRST PARAGRAPH - The SELLERS assume the irretractable obligation, in this action, of signing the Share Transfer Book of MICROTEC, on the DATE OF SETTLEMENT (designation which indicates the date on which the installment indicated in letter "a" of the Second Clause below is sent to the accounts indicated by the SELLERS), as well as execute all the actions necessary or convenient for the materialization of the sale of the STOCK and SHARES ENTITLED BY THE SELLERS, under the


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penalty of being responsible for all the damages suffered by the PURCHASER, beyond the fine determined in the ninth clause of this contract.

SECOND PARAGRAPH - In the event of the occurrence of any fact which would prevent the SELLERS to effect the transfer of the SHARES ENTITLED BY THE SELLERS on the DATE OF SETTLEMENT, they will be granted an unextendible time limit of 30 (thirty) days to realize the transfer, with this supplementary time limit not being considered a contractual infraction. If this extension time is passed without the transfer of the SHARES ENTITLED BY THE SELLERS being made, the SELLERS are in default, being subject to the penalties foreseen in this contract.

THIRD PARAGRAPH - The parties expressly agree to give this contract the legal format and necessary effects to realize the transfer of the STOCK and SHARES ENTITLED BY THE SELLERS, independent of any new consent of the parties, with the recognition of the rights of the party who does not have its obligations executed to demand them under the terms of this contract and of the Law.

SECOND CLAUSE - The payment of the total price of US$ 13,950,000 (Thirteen Million, Nine Hundred and Fifty Thousand U.S. Dollars) should be made in the following manner:

(a) US$ 6,000,000 (Six Million U.S. Dollars) to be sent to the bank accounts indicated in the first paragraph of this clause, on the DATE OF SETTLEMENT, which should not occur after July 13, 1997;

(b) 08 (eight) equal and successive monthly installments of US$ 743,750.00 (Seven Hundred and Forty Three Thousand, Seven Hundred and Fifty U.S. Dollars), each of these, in its equivalent of current national currency, converted by the quote of sale of commercial dollars on the date of payment, with the first installment becoming due on August 13, 1997 and the other installments due on the same day of the subsequent months;

(c) delivery of 142,857 (one hundred and forty two thousand, eight hundred and fifty seven) common shares ("Common Stock") of VITECH, which transfer should occur within 30 (thirty) days of the transfer of STOCK and SHARES ENTITLED BY THE SELLER to the PURCHASER.

FIRST PARAGRAPH - The payments set forth in letters (a) and (b) of this clause should be made directly to the SELLERS with the issuance of a receipt or through a deposit in a bank account indicated by the SELLERS' representative, Mr. Touma Samir Makdassi Elias, the with the proof of deposit being the proof of payment.

SECOND PARAGRAPH - Considering eventual difficulties with the transfer of resources, which will be coming from abroad, the PURCHASER will not be considered in violation if the payment should occur by the fifth working day after the due date of the installment.

THIRD PARAGRAPH - In the event that a delay should occur in the payment of the installments determined in letter "b" beyond that established in the second paragraph above, the PURCHASER will be required to pay penalty interest of 1% (one percent) per month, as well as the penalty foreseen in the ninth clause of this contract, with the SELLERS having the option to adopt all the legal measures necessary to ensure the receipt of their credit.

FOURTH PARAGRAPH - The installments determined in letter (b) of this clause will be represented by promissory notes issued by the PURCHASER and guaranteed by VITECH, who assumes the obligation



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of effecting the payment of the installments of the price and delivering the shares referred to in the letter "c" above, inter-dependently with the PURCHASER, in the eventuality of any non-payment by the PURCHASER.

FIFTH PARAGRAPH - The PURCHASER and VITECH guarantee that the shares referred to in letter "c" of this contract are completely free and clear of any options, agreements, obligations, requirements, debts, obligations, bonds, pledges, burdens, rights of preference for acquisition and for subscription or other burdens of any nature, with the SELLERS being able to negotiate them only after the period of 01 (one) year, as of the date of their transference to them.

SIXTH PARAGRAPH - All the amounts paid by the PURCHASER to the SELLERS, as well as the VITECH shares to be given in payment, will be transferred in the proportion to be informed in writing by the SELLERS, within 10 (ten) days as of the DATE OF SETTLEMENT.

THIRD CLAUSE - The SELLERS, in the quality of title holders of the STOCKS and of the SHARES ENTITLED BY THE SELLERS, give the following guarantees and statements to the PURCHASER, which they affirm to be true and correct, taking responsibility for all eventual damages and other contingencies of the Law due to the untruth of any of these.

I - RELATIVE TO MICROHOLD:

       /bullet/ COMPANY SITUATION. MICROHOLD is a company by shares of limited responsibility, duly constituted according to the Brazilian laws, with powers to conduct business and operations as they are currently being conducted.

       /bullet/ CAPACITY. The SELLERS have the full capacity and powers to execute and comply with this Contract, being obligated under the terms herein agreed.

       /bullet/ SOCIAL CONTRACT. The Social Contract of MICROHOLD, which becomes part of this present instrument as "ANNEX A", is true, current and correct.

       /bullet/ SOCIAL CAPITAL. The Social Capital of MICROHOLD is R$ 9,446,000.00 (Nine Million, Four Hundred and Forty Six Reais), being completely integralized, divided in 9,446 (nine thousand, four hundred and forty six) shares, distributed as follows between the shareholders:

                           SHAREHOLDER            # OF SHARES
                           -----------            -----------
                   TOUMA SAMIR MAKDASSI ELIAS         3,571
                   FAIZ MAKDISI ILYAS                 3,569
                   RUI JOSE ARRUDA CAMPOS             1,638
                   ARTHUR CEZAR FALCAO                  668

       /bullet/ OWNERSHIP OF SHARES. The SELLERS are legitimate owners of the SHARES, which are completely free and clear of any obligations, burdens or restrictions of any nature.

       /bullet/ ACTIVITIES. MICROHOLD was constituted with the specific objective of participating in other companies, and, in this condition, became the title holder of the SHARES


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                   ENTITLED BY MICROHOLD, and not having any other activity.

       /bullet/ FINANCIAL STATEMENTS. The financial statements of MICROHOLD prepared on December 31, 1996, a copy of which are attached to the present contract as "ANNEX B", adequately reflect, and in a manner which corresponds to the immediately preceding period, the assets, liabilities, net property, net income and revenue relative to the period specified, according to the generally accepted accounting principles in Brazil, not having been qualified in any manner in the auditors report.

       /bullet/ CONTINGENCIES. MICROHOLD does not have any debts, burdens, contingencies or responsibilities of any nature, with the exception of a debt of US$ 1,150,000.00 (One Million, One Hundred and Fifty Thousand U.S. Dollars), whose creditor is MICROTEC, under the terms of the reciprocal contract of "ANNEX C".

II- RELATIVE TO MICROTEC

       /bullet/ COMPANY SITUATION. MICROTEC is a company by shares, duly constituted according to Brazilian laws, with powers to conduct its social business, as it is currently being conducted.

       /bullet/ SOCIAL STATUTES. The social statutes of MICROTEC, which integrates this present instrument as "ANNEX D", is true, current and correct.

       /bullet/ SOCIAL CAPITAL. The social capital of MICROTEC is R$ 6,235,938.02 (Six Million, Two Hundred and Thirty Five Thousand, Nine Hundred and Thirty Eight Reais and Two Cents) completely integralized, divided in 64,375,400 (sixty four million, three hundred and seventy five thousand, four hundred) shares, of these 59,000,000 (fifty nine million) being common nominative shares, all with a right to vote, and 5,375,400 (five million, three hundred and seventy five thousand, four hundred) being preferred nominal shares, under the terms of "ANNEX E", distributed between the shareholders as follows:


          SHAREHOLDER             TYPE OF SHARE              # SHARES
       -----------------          -------------              ---------

       MICROHOLD                     common                  8,999,960


       MICROHOLD                     preferred               1,769,193


       Touma S. M. Elias             common                         10


       Rui J. A. Campos              common                         10


       Ghattas M. Elias              common                         10


       Arthur C. Falcao              common                         10


       In public power               preferred               3,606,207
                                                             ---------

       Total                                                 64,375,400


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       /bullet/    PROPERTY OF SHARES. MICROHOLD is the legitimate owner of the
                   SHARES ENTITLED BY MICROHOLD, in the same manner that the SELLERS are the legitimate owners of the SHARES ENTITLED BY SELLERS, having good and negotiable title over them. The SELLERS declare and guarantee that, after the transference of the STOCKS and SHARES ENTITLED BY THE SELLERS for the PURCHASER, they shall be, through MICROHOLD, title holders of 100% (one hundred percent) of the voting social capital and of 32.91% (thirty two, and ninety one one hundredths percent) of the non-voting social capital of MICROTEC, with all the rights and obligations which they represent.

       /bullet/ SITUATION OF THE MICROTEC SHARES. All the shares of MICROTEC, entitled by MICROHOLD and/or by the SELLERS, and completely free and clear of any options, agreements, obligations, requirements, debts, obligations, bonds, pledges, burdens, rights of preference for acquisition and for subscription or other burdens of any nature.

       /bullet/ CIRCULATING TRADABLE VALUES. With the exception of the preferred shares which are not an object of this contract, in which the social capital of MICROTEC is divided, there are no other tradable values of MICROTEC issue in circulation.

       /bullet/ COMPANY DELIBERATIONS. To the knowledge of the SELLERS and MICROHOLD, neither the shareholders nor the administrative departments of MICROTEC have approved any deliberation which has not been proper and usual during the normal course of business of MICROTEC.

       /bullet/ EXECUTION OF SOCIAL BUSINESS. Since the constitution of MICROTEC, the social business of this company has been conducted regularly, in all relevant aspects, according to applicable Brazilian laws and regulations, without there being any order, decree or judgement proffered by the Brazilian courts or any governmental agency which, to the knowledge of the SELLERS and MICROHOLD, may affect the property or social business of MICROTEC.

       /bullet/ PERMITS. MICROTEC has all the permits, authorizations and franchises required by the federal, state and municipal government authorities in order to conduct its social business, as they are currently being conducted. Also, MICROTEC observes and complies with all the licenses, standards, rules and regulations of the government, including those relative to zoning, basic sanitation, health, safety and environmental protection, sanitary vigilance, labor and welfare regulations applicable to its activity.

       /bullet/ CONSUMER DEFENSE. MICROTEC has complied with all the requirements of the consumer defense law applicable to its products.

       /bullet/ LITIGATION. With the exception of those listed in "ANNEX F" - which annex is subdivided into the following matters (i) civil and commercial; (ii) labor; (iii) tributary; (iv) welfare; and (v) arbitral - there are no arbitral actions, processes or procedures involving MICROTEC, to the knowledge of the SELLERS and MICROHOLD.

       /bullet/ ADMINISTRATIVE PROCESSES. There are no administrative processes, demands or fiscalizations existing involving MICROTEC or any of its property, except those listed in "ANNEX F".


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       /bullet/    INSOLVENCY. (i) no order has been given or petition presented relative to the dissolution of MICROTEC; (ii) MICROTEC has not requested bankruptcy or composition of creditors; (iii) the SELLERS and MICROHOLD have no knowledge of any creditors of MICROTEC having protested any bond taken out against it or requested their bankruptcy; and (iv) the SELLERS, MICROHOLD and MICROTEC have not concluded or proposed any agreement or composition with their creditors or any class of creditors.

       /bullet/ BOOKS AND REGISTERS. To the knowledge of the SELLERS and MICROHOLD, the MICROTEC accounts, books, daily ledgers, financial registers and others: (i) were completely, properly and faithfully updated, they are in the possession of MICROTEC and contain the true and faithful register of all the matters which the law required be registered into them;
                   (ii) they do not contain or reflect any inaccuracies or discrepancies; and (iii) they have not been an object of any notification or allegation in the sense that the registers are incorrect or that they should be corrected.

       /bullet/ STATUTORY FINANCIAL STATEMENTS. The Statutory financial statements of MICROTEC prepared on December 31, 1996, a copy of which are attached to this contract as "ANNEX G", adequately reflect, and in a manner corresponding to the immediately preceding period, the assets, liabilities, net property, net income and revenues on the respective date and relative to the period specified, according to the generally accepted accounting principles in Brazil, not having been qualified, in any manner, in the auditors report. Also, the statutory financial statements prepared on December 31, 1996, translated into English, are in accordance with the US GAAP, with the observations made by Deloitte Touche Tohmatsu International, MICROTEC's external audit company.

       /bullet/ ACCOUNTS. MICROTEC's accounts, prepared on December 31, 1996, according to the MICROTEC ACCOUNTING STANDARDS, a copy of which is included in this contract as "ANNEX H", adequately reflect, and in a manner corresponding to the immediately preceding period, the assets, liabilities, net property, net income and revenues on the respective date and relative to the period specified, according to the MICROTEC ACCOUNTING STANDARDS.

       /bullet/ STOCK INVENTORY EVALUATION AND ACCOUNTING POLICY. For the purpose of the "Statutory Financial Statements" prepared on December 31, 1996, the stock inventory and business under development of MICROTEC were evaluated according to the generally accepted accounting principles of Brazil and in a manner corresponding, in all relevant aspects, to the principles adopted for the purpose of accounting audits of MICROTEC. Also, the statutory financial statements prepared on December 31, 1996, translated to English, with regards to stock inventory and business under development for MICROTEC, are also in accordance with the US GAAP, and with the observations made by Deloitte Touche Tohmatsu International, the external audit company for MICROTEC.

       /bullet/ DECLARATIONS. MICROTEC presented all the declarations, reports, minutes of shareholder meetings, deliberations and other documents which, under the terms of the applicable legislation, should be delivered to the Brazilian authorities under their name, and at the time of their presentation, these documents were true and correct.


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       /bullet/    BUSINESS AFTER THE DATE OF THE "STATUTORY FINANCIAL
                   STATEMENTS", THAT IS, JANUARY 1, 1997.

                   (i) MICROTEC conducted its social business normally, not having executed any operation, assumed any responsibility or effected any payment outside of the normal course of business and without any significant interruption or alteration in the nature, scope or manner of its activities, with the exception of the reciprocal contract whose debtor is MICROHOLD, having MICROTEC as creditor (ANNEX C);

                   (ii) MICROTEC paid its creditors within the terms agreed with those creditors;

                   (iii) there was no significant change on the stock inventory of MICROTEC; and

                   (iv) MICROTEC did not execute or agree to execute any obligations of a value superior to those ordinarily executed during the normal course of its activities during 1996.

       /bullet/ COMMERCIAL NAMES. MICROTEC does not trade its products under any other name, other than those stated in "ANNEX I" of this instrument.

       /bullet/ FIXED ASSETS. MICROTEC is the legitimate owner and title holder of all the fixed assets reflected in its "Statutory Financial Statement", all of which are free and clear of any mortgages, obligations, debts, doubts, bonds, right of retention, pledges, fiduciary alienations, responsibility and/or burdens o any nature.

       /bullet/    TITLE OF REAL ESTATE. MICROTEC does not have any real estate.

       /bullet/ ACCOUNTS RECEIVABLE. The Accounts Receivable of MICROTEC are reflected in its "Statutory Financial Statements", to which are added all those originating from the social business of MICROTEC effected after January 1, 1997, according to the generally accepted accounting principles in Brazil. Also, the statutory financial statements prepared on December 31, 1996, translated to English, are in accordance with the US GAAP, also as to what refers to accounts receivable, with the observations made by Deloitte Touch Tohmatsu International, the external audit company of MICROTEC.

       /bullet/ RIGHTS OF INTELLECTUAL PROPERTY. MICROTEC is the title holder of the rights of intellectual property contained in "ANNEX J" of this instrument, to the extent that such rights are passable for registration. To the knowledge of the SELLERS and MICROHOLD:

                   (i) no person has been authorized to make use, of whatever kind, of any rights of intellectual property entitled by MICROTEC and by MICROHOLD;

                   (ii) none of the processes or products of MICROTEC infringes on the rights of third parties with reference to intellectual property or involves the use of non authorized or secret information disclosed to MICROTEC by any third parties, under circumstances which would cause demands against MICROTEC by these third parties;


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                   (iii) the rights of intellectual property contained in ANNEX
                   J are not the object of use, demand, opposition or discussion by third parties;

                   (iv) there is no violation, by third parties, the right of intellectual property listed in ANNEX J; and

                   (v) all the fees and acts which refer to the necessary requests for registration or renewal of the rights of intellectual property, listed in ANNEX J, have been paid and practiced up to the present date.

       /bullet/ INSTALLATIONS. The factory, office, machinery, computer system, vehicles and other equipment used during the course of business of MICROTEC are in satisfactory useful and working conditions.

       /bullet/ SIGNIFICANT CONTRACTS. MICROTEC, to the knowledge of the SELLERS and MICROHOLD, is not a part of and is not subject to any contracts which:

                   (i) cannot be serviced or complied with in a timely manner and without undue or unusual expense; and

                   (ii) are in any way outside of the normal course of its business.

       /bullet/ POWERS OF ATTORNEY. All powers of attorney currently in effect executed by MICROTEC, granting powers to effect transactions on bank accounts and/or assume obligations of any nature in the name of the company, are listed in "ANNEX K" of this contract, with a copy of each power of attorney contained in the annex.

       /bullet/ DEBTS. MICROTEC has not incurred any debts other than those indicated in the "Statutory Financial Statements" or, as of January 1, 1997, debts which have not arisen during the normal course of its business.

       /bullet/ BANK ACCOUNTS. All the bank accounts maintained in the name of MICROTEC are listed in "ANNEX L" of this contract.

       /bullet/ LIST OF EMPLOYEES IN MANAGEMENT POSITIONS. "ANNEX M" of this instrument contains a list of all the employees currently employed by MICROTEC who occupy positions of supervisors, management and their superiors, with their respective salaries and other benefits granted to them.

III - RELATIVE TO MICROTEC AND MICROHOLD:

Beyond all the declarations and guarantees given above, the SELLERS declare and guarantee that the direct or indirect acquisition by the PURCHASER of the SHARES ENTITLED BY MICROHOLD and of the SHARES ENTITLED BY THE SELLER, or the compliance with this contract:

         (i) will not cause to MICROHOLD and/or to MICROTEC the loss of any rights which they currently enjoy;


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         (ii) will not relieve third parties of any obligations to MICROTEC and/or to MICROHOLD or will permit that third parties complete such obligations, limiting or restricting in any way the rights and/or benefits enjoyed by MICROTEC and MICROHOLD;

         (iii) will not result in any current debt of MICROTEC and/or MICROHOLD to become due or payable prior to the foreseen due date, with the exception of the contract with IBM ("ANNEX N"); and

         (iv) will not create for the PURCHASER any restriction, limitation or loss of right over the STOCK and over the SHARES ENTITLED BY THE SELLERS.

FIRST PARAGRAPH - Eventual errors or omissions of a tributary or accounting nature contained in the financial statements of MICROHOLD and MICROTEC, as long as they are correctable without any obligations to the PURCHASER by the SELLERS, and as long as they do not cause any damages or cause difficulty in the regular functioning of the social business of MICROTEC and MICROHOLD, will not constitute sufficient cause to make insubsistent the declarations of the SELLERS under the terms of this contract.

SECOND PARAGRAPH - Relative to the rights of intellectual property entitled by MICROTEC (ANNEX J), there is a pending matter involving IBM of Brazil, which was the object of an agreement, under the terms of the instrument marked as "ANNEX N".

FOURTH CLAUSE - The SELLERS are personally and mutually responsible for any and all liabilities not declared by MICROTEC and MICROHOLD, which were not included in the financial statements of these companies (ANNEXES B and G), whatever the origin of this obligation or its total, up to the total limit of US$ 5,000,000.00 (Five Million U. S. Dollars), converted by the same criteria established in the first clause of this contract. The SELLERS will continue to be obligated for the liabilities not declared for the period of 5 (five) years as of the DATE OF SETTLEMENT, with the exception of the obligations of a tributary nature, for which they will continue to be obligated for a period of 10 (ten) years as of the DATE OF SETTLEMENT.

ONLY PARAGRAPH - Taking into account the obligation assumed in the CAPUT of this clause, in the event of the PURCHASER, MICROTEC or MICROHOLD being demanded for any undeclared liability, the PURCHASER will assume the obligation of communicating such a fact to any of the SELLERS, who will act as a representative for the others, so that they will adopt the measures which they understand are necessary, under the penalty of making insubstantial that obligation to reimburse.

FIFTH CLAUSE - The parties agree to previously and mutually consult with each other before issuing any "press release" for disclosure to the press or make any public declaration pertaining to this contract or to the operations contemplated herein, and without this prior consultation no "press release" will be issued for disclosure to the press nor will they make any public declaration, unless required by applicable law, by the regulations of the stock exchange in which MICROTEC's shares are negotiated.

ONLY PARAGRAPH - Subject to that contained in the CAPUT of this clause, the parties obligate themselves to not disclose and maintain secrecy about the information, documents and data which are given to them of a confidential nature.

SIXTH CLAUSE - Once the transfer of the STOCK and SHARES ENTITLED BY THE SELLERS is effected, the PURCHASER is required to nominate the new administration for MICROTEC and for MICROHOLD.

FIRST PARAGRAPH - During the period which the obligations of the SELLERS are still in effect, the PURCHASER is required to maintain one of the SELLERS, chosen by common agreement between them, on the Administrative Council of MICROTEC, so that this person may inform the others about the eventual responsibilities caused by the transaction hereby agreed upon.

SECOND PARAGRAPH - In order to comply with the requirements contained in the First Paragraph above, the PURCHASER will take the necessary steps for the referenced person to participate in the Administrative Council of MICROTEC, taking into account the dispositions of the statute of this last and of the Law.

SEVENTH CLAUSE - The SELLERS are obligated, within the time of 03 (three) years as of the DATE OF SETTLEMENT, to not participate, directly or indirectly, as an individual contractor or together with others, as stockholder or shareholder of any company, or another form or commercial association, in a business which competes, directly or indirectly, with the social business currently being executed by MICROTEC, with the exception of the right of the SELLERS to participate as stockholders or shareholders of the PURCHASER or any other company controlled by them.

EIGHTH CLAUSE - The sellers will maintain bonded , in the power of a fiduciary agent on the United States of America, the shares of the PURCHASER referred to in letter "c" of the second clause of this contract, for a period of 12 (twelve) months counting from the date of transfer of the shares of VITECH, in order to guarantee the compliance with any of their obligations originating from this instrument.

ONLY PARAGRAPH - After the time period of 12 (twelve) months from the date of transfer of the VITECH shares to the SELLERS, the fiduciary agent will be obligated to release them to be freely disposed of by the SELLERS.

NINTH CLAUSE - The non-compliance with any obligation assumed with this instrument will obligate the non-compliant party to pay to the other party the amount in Reais equivalent to US$ 500,000.00 (Five Hundred Thousand U. S. Dollars), converted by the quote of the commercial dollar on the date of the payment.

FIRST PARAGRAPH - It is hereby established that the SELLERS jointly assume the obligation of paying the amount of the penalty to the PURCHASER in the event that one or more of them do not comply with their obligations of this contract. In the same manner, the PURCHASER is obligated to pay the penalty to any one of the SELLERS, at one single time, in the event that they do not comply with their obligations of this contract, and that person who receives the payment has the obligation to divide it with the others.

SECOND PARAGRAPH - The parties expressly recognize that the amount of the penalty does not include eventual non-declared liabilities, according to what is established in the fourth clause of this contract, for which the SELLERS will continue to be responsible until its complete liquidation, and also does not prevent that the party who was wronged, upon presentation of proof, has the right to receive all the damages (damages which arise and loss of profit), WHICH ORIGINATE FROM THE CONTRACTUAL NON-COMPLIANCE OF THE OTHER PARTY, RESPECTING THE LIMIT ESTABLISHED IN THE FOURTH CLAUSE OF THIS CONTRACT.

TENTH CLAUSE - The SELLERS declare to have a debit in the checking account of MICROHOLD in the amount equivalent to US$ 1,150,000.00 (One Million, One Hundred and Fifty Thousand U. S. Dollars), which debit they will clear within 5 (five) days as of the DATE OF SETTLEMENT.

FIRST PARAGRAPH - The payment will be made directly to the PURCHASER, who obligates itself to clear it with the creditor. To this end, the PURCHASER has indicated the bank account number 6900211806, with Eastern National Bank (8190 Northwest 25th Street, Miami, Florida, 33122, USA), ABA# 067002533.

SECOND PARAGRAPH - In the event that the SELLERS do not effect the proper payment within the stipulated time period, the PURCHASER will be authorized to deduct this amount from the total of the installments established in letter "b" of the second clause of this contract.

ELEVENTH CLAUSE - All correspondence referred to in this instrument will be made via facsimile or letter with proof of receipt addressed to:

SELLERS: Mr. Touma Samir Makdassi Elias
Rua Jose Maria Lisboa, n(0) 207, 8(0) andar
CEP 01423-000, Sao Paulo, Brasil
Fax: 55 (11) 542-3228

PURCHASER: Mr. Georges St, Laurent III
Rua E, s/n, Quadra Industrial Q, Lotes 5/06
CEP 45650-000, Ilheus, Bahia, Brasil
Fax: 55 (73) 234-3090

FIRST PARAGRAPH - The correspondence will be considered as received with the proof of the fax transmission or proof of receipt.

TWELFTH CLAUSE - In the event that there should occur any fact which might prevent the execution of the transfer of STOCKS and/or SHARES ENTITLED BY THE SELLERS to the PURCHASER, they are obligated to communicate this fact, within 30 (thirty) days as of the DATE OF SETTLEMENT, to the SELLER, indicating, in writing, to what entity, person or business, the STOCKS and/or SHARES ENTITLED BY THE SELLER should be transferred, which the SELLERS expressly agree to.

THIRTEENTH CLAUSE - The present instrument is signed and is irrevocable and irretractable, obligating the parties, their heirs and successors.

FOURTEENTH CLAUSE - Any dispute, controversy or demand arising from this contract will be resolved by a Arbitration Court, in the City of Sao Paulo, which should follow the Rules of Conciliation and Arbitration of the International Chamber of Commerce ("Rules of Conciliation and Arbitration of the International Chamber of Commerce - ICC").

FIRST PARAGRAPH - The decision of the Arbitration Court, under the terms of this clause, will be definite and will obligate the parties independent of any other provision other than the formal communication to the parties via registered correspondence with return receipt, to the addresses listed in the eleventh clause of this contract.

SECOND PARAGRAPH - The Arbitration Court will be composed of three Arbitrators, with two of them being nominated one by each party and the third chosen by mutual agreement by the two arbitrators nominated by the parties, this last one being the president. In the event that the arbitrators nominated by the parties cannot reach a consensus for the nomination of the president, this one will be indicated by the International Chamber of Commerce.

THIRD PARAGRAPH - Brazilian law will be applicable to the Arbitration Court. With regards to the procedure, the Rules of Conciliation and Arbitration of the International Chamber of Commerce will be followed, with the modification eventually consisting of this contract.

FOURTH PARAGRAPH - The party who loses the dispute will be responsible for the expenses of the arbitration process, which include the legal fees the sponsors of the parties.

FIFTEENTH CLAUSE - The present Contract for Discontinuation of Company Participations and Other Agreements constitutes one single agreement between the SELLERS, the PURCHASER, MICROHOLD, MICROTEC and VITECH, with regards to the sale and purchase of the STOCKS and SHARES ENTITLED BY THE SELLERS, and supersedes prior agreements and understandings, oral or written, with regards to the object of this contract.

FIRST PARAGRAPH - The voiding of any clause or disposition of this contract will not imply in the voiding of the other terms and conditions, which will continue to be in full effect, obligating the parties.

SECOND PARAGRAPH - Any addendum or contractual addition will only be considered valid if signed by all parties.

SIXTEENTH CLAUSE - In the event that there is the need to submit any pending matters or litigation originating from this Contract to the appreciation of the Judicial Power, respecting the dispositions in the fourteenth clause above, the Court of the Capital of the State of Sao Paulo will be considered competent.

And, being thus having agreed and contracted, the present instrument is signed in two (two) copies of equal content and form, in the presence of the witnessed nominated below.

Sao Paulo, July 10, 1997

/s/ TOUMA SAMIR MAKDASSI ELIAS              /s/ ARTHUR CEZAR FALCAO
------------------------------              --------------------------
TOUMA SAMIR MAKDASSI ELIAS                  ARTHUR CEZAR FALCAO

/s/ RUI JOSE ARRUDA CAMPOS                  /s/ FAIZ MAKDISI ILYAS
------------------------------              --------------------------
RUI JOSE ARRUDA CAMPOS                      FAIZ MAKDISI ILYAS

/s/ GHATTAS MAKDASSI ELIAS
------------------------------
GHATTAS MAKDASSI ELIAS

/s/ GEORGES C. ST. LAURENT III
------------------------------
MICROTEC HOLDING USA, INC.

/s/ GEORGES C. ST. LAURENT III
------------------------------
VITECH AMERICA, INC.

/s/ ARTHUR CEZAR FALCAO  /s/ TOUMA SAMIR MAKDASSI ELIAS
-----------------------  ------------------------------
MICROHOLD PARTICIPACOES E EMPREENDIMENTOS S/C LTDA.

/s/ TOUMA SAMIR MAKDASSI ELIAS  /s/ RUI JOSE ARRUDA CAMPOS
------------------------------  --------------------------
MICROTEC SISTEMAS IND. COM. S.A.

Witnesses:

1. /s/ WILLIAM ST. LAURENT              2. /s/ ALESSANDRA M. DE O. ONOFRE
  ----------------------------             ------------------------------
   William St. Laurent                     Alessandra M. de O. Onofre